
                                  NSAR ITEM 77O

                     VK Trust for Investment Grade Municipal
                               10f-3 Transactions

  UNDERWRITING #         UNDERWRITING            PURCHASED FROM     AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                       PURCHASED


         1          Dormitory Authority NY        Bear Stearns        1,500,000              0.853               02/25/99
         2           Guan Power Authority         Paine Webber        1,000,000              0.288               05/11/99
         3             Metro Pier & Expo          Smith Barney        1,250,000              0.297               08/23/99

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